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                                                                  EXHIBIT 10.110


                                   AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of the ___day of September, 2000, is by and between Vision Twenty-One, Inc., a Florida corporation ("Vision 21"), Optometric Associates of Florida, P.A., a Florida professional association (the "Practice"), Optometric Consultants of Florida, P.A., a Florida professional association ("OCF"), TNG Management, Inc., a Florida corporation ("TNG"), and Theodore N. Gillette (the "Shareholder").

                                   RECITALS

         WHEREAS, Vision 21 acquired certain of the Assets (as defined in Section 1(a) hereof) of the Practice pursuant to the following agreements: (i) Asset Purchase Agreement dated as of December 1, 1996 between Vision 21, Dr. Gillette & Associates, #6965, P.A. (now known as Optometric Associates of Florida, P.A.) and the Shareholder (the "Original Practice Transaction Agreement"); and (ii) Agreement and Plan of Reorganization dated as of May 1, 1998 between Vision 21, the Practice, Richard A. Sills, P.A. and Richard A. Sills, O.D.;

         WHEREAS, in connection with the Original Practice Transaction Agreement, Vision 21 entered into a business management relationship with the Practice pursuant to a Business Management Agreement dated as of December 1, 1996 (as amended from time to time, hereinafter referred to as the "BMA");

         WHEREAS, Vision 21 acquired certain of the Assets from OCF pursuant to that certain Asset Purchase Agreement dated as of April 1, 1998 (the "Original OCF Transaction Agreement") by and among Vision 21, OCF and Mitchell F. Goldstein, O.D., the then current shareholder of OCF;

         WHEREAS, in connection with the Original OCF Transaction Agreement, Vision 21 entered into a business management relationship with the Practice pursuant to a Business Management Agreement dated April 1, 1998 (the "OCF BMA");

         WHEREAS, TNG desires to acquire certain assets of Vision 21 used in connection with the management of optometric practices and TNG desires to enter into an agreement with the Practice to provide certain over-head and management services related to optometry, and the parties agree that TNG and the Practice may only enter into such an agreement upon the termination or transfer of the BMA;

         WHEREAS, the Shareholder is the sole shareholder of TNG; and

         WHEREAS, in furtherance of Vision 21's plan to exit the optometry practice management business, Vision 21 desires to transfer certain rights under the BMA to TNG, to transfer to TNG certain assets relating to the Practice and OCF and to assign certain obligations relating to the Practice and OCF upon the terms and conditions set forth herein.


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         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1.        Basic Transaction.

         (a) Purchase and Sale of Assets. Effective as of the Effective Date (as defined in Section 1(e) hereof), Vision 21 agrees to sell, transfer, convey and deliver to TNG on the terms and subject to the conditions set forth herein, and TNG agrees to purchase from Vision 21, the assets set forth on
Schedule 1(a) hereto (the "Assets"), which such Assets shall be free and clear of any liens or encumbrances except as otherwise set forth herein. The Assets shall not include: (i) the CRIS System software and related computer hardware,
(ii) the Marco COS 1000 at the office premises used by the Practice in Palm Harbor, (iii) any cash collected by Vision 21 in accordance with the BMA through the Effective Date, and (iv) any cash, cash equivalents or accounts receivable owned by the Practice or OCF or rights assigned to Vision 21 under the BMA or the OCF BMA to collect the Practice's or OCF's accounts receivable through the Effective Date. All of the Practice's cash, cash equivalents and cash accounts receivable outstanding as of the Effective Date shall be assigned by the Practice to Vision 21 at the Closing pursuant to a Working Capital Assignment and Sale Agreement (the "Working Capital Assignment") in a form acceptable to the parties. All of OCF's cash, cash equivalents and cash accounts receivable outstanding as of the Effective Date relating to or arising from any of the office locations set forth on Schedule 1(b) (the "Office Premises") shall be assigned by OCF to Vision 21 at the Closing pursuant to a Working Capital Assignment in a form acceptable to the parties. The Practice and the Shareholder shall cooperate with Vision 21 in the collection of the Practice's and OCF's accounts receivable outstanding as of the Effective Date, and any such accounts receivable collected by the Practice or the Shareholder shall be forwarded to Vision 21 within three (3) days of the Practice's and/or the Shareholder's receipt thereof.

         (b) Assumption of Liabilities. Effective as of the Effective Date, Vision 21 shall assign to TNG, and TNG shall assume and become responsible for (i) each lease obligation for equipment currently utilized in the Office Premises, (ii) except for the equipment leased by Principal Management Corporation to Vision 21 which will be subleased by Vision 21 to TNG pursuant to a separate Equipment Sublease Agreement, each contract or other obligation entered into by Vision 21, the Practice or OCF for services or equipment used in connection with the optometry practice at any of the Office Premises, (iii) all obligations with respect to the Employees (as defined in Section 1(f) hereof) for paid time off ("PTO") accrued prior to the expiration of the Transition Period (as defined in Section 1(e) hereof) and all obligations with respect to the Employees arising from and after the Effective Date, (iv) all other obligations and liabilities relating to the Practice arising from and after the Effective Date, and (v) all other obligations and liabilities relating to OCF which relate to any of the Office Premises arising from and after the Effective Date. TNG, the Practice and OCF shall use their best efforts to cause the landlord for each real property location and each lessor of equipment to release Vision 21 from any further obligations or liabilities under the real property or personal property leases, which best efforts shall include, without limitation, the personal guarantee of the Shareholder if requested by the landlords or the lessors. At Closing, TNG shall reimburse Vision 21 in an amount equal to the aggregate of any security deposits held by the real property or equipment lessors and not returned to Vision 21 at the time of TNG's assumption of the lease obligations. TNG, the Practice, OCF and the Shareholder on the one hand and Vision 21 on the other hand, shall provide all


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information to the other party necessary to set forth with specificity the assumed liabilities on a schedule to the Assignment and Assumption Agreement to be delivered at Closing in accordance with Section 1(h) hereof.

         (c) Business Management Agreement. Effective as of the Effective Date, Vision 21 shall assign to TNG all of Vision 21's right, title and interest in and to the BMA. The parties acknowledge that the BMA may be assigned by Vision 21 only with the written consent of the Practice and by execution of this Agreement the Practice hereby consents to Vision 21's assignment of the BMA to TNG. Effective as of the Effective Date, neither Vision 21 nor the Practice or the Shareholder shall have any further obligations or liabilities to the other under the BMA, except for those indemnification obligations to Vision 21 on the part of the Practice and the Shareholder regarding malpractice claims which shall survive Vision 21's transfer of its rights in and to the BMA to TNG.

         (d) Consideration. The consideration to be given by TNG to Vision 21 in connection with the purchase of the Assets (the "Consideration"), shall be Four Hundred Twelve Thousand One Hundred Seventeen and No/100 Dollars ($412,117) which shall be paid by TNG at Closing pursuant to a promissory note in substantially the form attached hereto and made a part hereof as Exhibit A (the "Note"). Each of the Shareholder and his spouse, Raena Gillette, shall personally guarantee payment of the Note pursuant to guaranty agreements in substantially the form of the guaranty agreements attached to the Note (the "Guaranty Agreement(s)").

         (e) Effective Date. The transactions contemplated by this Agreement shall close (the "Closing") when this Agreement and all closing deliveries set forth in Section 1(j) hereof are fully executed and/or delivered by the parties. The effective date of the Closing of the transactions contemplated by this Agreement shall be 11:59 p.m. on August 25, 2000 (the "Effective Date").

         (f) Employees. Effective as of the Effective Date, each of the employees of Vision 21 set forth on Schedule 1(f) hereto which Vision 21 employed to provide services at the Office Premises (the "Employees") shall be deemed terminated as employees of Vision 21 and hired as employees of TNG. From and after the Effective Date, TNG shall be responsible for paying salaries, providing fringe benefits and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or other withholding required by applicable law or governmental requirement. Vision 21 shall remain liable for salary and required withholding that accrued prior to the Effective Date and for fringe benefits, other than PTO, that accrued prior to the Effective Date. Effective as of the Effective Date, TNG shall maintain appropriate workers' compensation coverage for all of the Employees and other personnel employed by TNG and professional and comprehensive general liability insurance covering TNG and all of the Employees and all of its other personnel. Vision 21 shall satisfy any salary or fringe benefit obligations, other than PTO, accrued prior to the expiration of the Transition Period and TNG shall obtain from each of the Employees a release (collectively, the "Employee Releases") of Vision 21 from all of such liabilities and from any and all other liabilities of any kind or nature related to Vision 21's employment of the Employees.

         Notwithstanding the preceding paragraph, the parties acknowledge and confirm that TNG has requested that Vision 21 continue to employ the Employees for such period after the Effective Date as TNG may request, ending no later than the end of the calendar month which includes the Closing (the


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"Transition Period"), and lease their services to TNG on an at cost basis.
During the Transition Period, Vision 21 shall pay the salaries for these Employees and provide them with fringe benefits, including coverage under Vision 21's group health plan. Vision 21 will be responsible for all payroll tax withholding required by law, including FICA, FUTA and all income or wage tax withholding required by any applicable federal, state or local law, or any other applicable payroll taxes with respect to compensation payable to the Employees for services performed during the Transition Period. Vision 21 will maintain appropriate workers compensation coverage of the Employees during such Transition Period. TNG will pay to Vision 21 an amount equal to all compensation payments to be made to the Employees and all applicable insurance premiums or payroll taxes paid or payable by Vision 21 with respect to the Employees (collectively, the "Employee Expense Reimbursement") for the period from the Effective Date to the last day of the Transition Period. Vision 21 shall provide to TNG the Employee Expense Reimbursement amount prior to the date such amount is required to be paid (the "Due Date"), and TNG shall pay such amount in cash to Vision 21 not less than two (2) business days prior to the Due Date.

         (g) Termination of Noncompetition Covenant. Upon Closing, the non-competition covenants between and among the parties set forth in the Original Practice Transaction Agreement, the BMA, the Employment Agreement and any related agreements shall be terminated and shall be of no further force or effect.

         (h) Termination of Employment Agreement; Resignation. The Employment Agreement dated October 1, 1996 between Vision 21 and the Shareholder shall be deemed terminated as of the Effective Date and of no further force or effect and Shareholder hereby discharges any outstanding amounts payable thereunder. Simultaneously with the Closing, Shareholder shall resign as the Chief Executive Officer of Vision 21. Shareholder shall resign as a member of the Board of Directors of Vision 21 at the next meeting of the Board of Directors.

         (i) Participation on Managed Care Provider Panels. Subsequent to the Closing, if the Optometrists employed or contracted by the Practice meet the credentialing and other participatory requirements of each managed vision care plan, Vision 21 and/or Block Vision, Inc., a wholly-owned subsidiary of Vision 21 ("Block"), shall ensure that such optometrists are included on the provider panels for all third party plans administered by Vision 21 and/or Block covering any part of the Tampa Bay market for the professional services component of the covered benefits. With respect to each of the optometrists, the amount of reimbursement and the process for determining eligibility shall be consistent with past practices. The maximum time frame for payment shall be within State of Florida guidelines, provided however that payment will not be made by Block or Vision 21 until receipt by Block or Vision 21 of reimbursement from those vision care plans that compensate Block or Vision 21 on a fee for service basis. Managed care provider agreements shall be executed by the parties within thirty (30) days of closing reflecting the above understandings.


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         (j)      Deliveries at Closing.

                  (1) At the Closing, Vision 21 shall deliver the following documents:

                           (a) Assignment and Bill of Sale from Vision 21 to TNG with a representation and warranty as to title and ownership (the "Assignment and Bill of Sale");
                           (b) Equipment sublease agreement contemplated by Section 1(b);
                           (c) Assignment and Assumption agreement in a form acceptable to TNG;
                           (d) Security Agreement securing full and timely payment of the Note and UCC-1 financing statements to evidence such security interest (the "Security Agreement");
                           (e) Such other instruments of sale, transfer, conveyance and assignment as the Practice or OCF may reasonably request; and
                           (f) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (2) At the Closing, the Practice, OCF and the Shareholder shall deliver, or cause to be delivered, the following:

                           (a) Consent to assignment of BMA from Vision 21 to TNG;
                           (b)      Guaranty of the Note from the Shareholder;
                           (c)      Guaranty  of the Note from Raena Gillette;
                           (d) Subleases (the "Subleases") entered into by the Practice for each of the Office Premises in forms acceptable to Vision 21, which forms shall contain a release by the sublessor of such Subleases of Vision 21 from any and all liabilities or obligations under any prior sublease arrangements between such sublessor and Vision 21 relating to the Office Premises;
                           (e) Consents of landlords for each of the Office Premises consenting to the Practice's entry into the Subleases and acknowledging that Vision 21 has no further liability with respect to the Office Premises;
                           (f)      Working Capital Assignment from the
                                    Practice contemplated by Section 1(a)
                                    hereof;
                           (g)      Working Capital Assignment from
                                    OCF contemplated by Section 1(a) hereof;
                                    and
                           (h)      Such other documents as may be
                                    necessary to effectuate the transactions contemplated hereby.

                  (3)      At the Closing, TNG shall deliver the following:

                           (a)      Note;
                           (b)      Assignment and Bill of Sale;
                           (c) Assignment and Assumption of leases for each of the Office Premises in form acceptable to Vision 21;


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                           (d)      Security Agreement and UCC-1 financing
                                    statements;
                           (e) Evidence of payment of State of Florida documentary taxes;
                           (f) Assignment and Assumption Agreement in form acceptable to Vision 21;
                           (g)      Employee Releases in form acceptable to
                                    Vision 21;
                           (h)      Expense Reimbursement contemplated by
                                    Section 1(k) hereof and the reimbursement for security deposits contemplated by
                                    Section 1(b) hereof;
                           (i) Equipment Sublease Agreement contemplated by Section 1(b) hereof;
                           (j) Such other instruments of assumption as Vision 21 may reasonably request; and
                           (k) Such other documents as may be necessary to effectuate the transactions contemplated hereby.

                  (k) Expense Reimbursement. TNG shall reimburse Vision 21 for expenses incurred by Vision 21 in providing corporate functions requested by TNG relating to payroll, benefits, management information systems support, RSS services and accounting services from and after the Effective Date.

                  (l) Interim Period. Vision 21 shall not be liable for any liabilities, obligations or expenses incurred or arising during the period from and after the Effective Date until the Closing (the "Interim Period") with respect to the Practice or any of the Office Premises. Vision 21 shall have no obligation to collect the Practice's or OCF's accounts receivable arising during the Interim Period. If any such accounts receivable arising during or after the Interim Period are remitted to Vision 21, Vision 21 shall forward such accounts receivable to TNG within three (3) days of Vision 21's receipt thereof.

         Section 2.        Representations and Warranties.

         (a) Representations and Warranties of Vision 21. Vision 21 hereby represents and warrants to the Practice, OCF, TNG and the Shareholder that the following are true and correct as of the Closing:

                  (i) Vision 21 is duly authorized to execute, deliver and perform this Agreement and any other agreement contemplated hereby, and to consummate the transactions contemplated hereby and the Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of Vision 21, enforceable against it in accordance with their respective terms.

                  (ii) The information provided by Vision 21 with respect to the assumed liabilities to be set forth in the Assignment and Assumption Agreement to be delivered at Closing will be true and correct in all respects.

                  (iii) The Assets shall be transferred to TNG at Closing free and clear of all liens and encumbrances whatsoever, except for the liens of the Banks (defined below) which will be released concurrently with the Closing.


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         (b)      Representations and Warranties of the Practice, OCF and the
Shareholder. The Practice, OCF and the Shareholder jointly and severally hereby represent and warrant to Vision 21 that the following are true and correct as of the Closing:

                  (i) The Practice and OCF are duly authorized to execute, deliver and perform this Agreement and any other agreement or instrument contemplated hereby, and to consummate the transactions contemplated hereby, and the Agreement and each other agreement contemplated hereby are the legal, valid and binding obligations of the Practice, OCF and the Shareholder, enforceable against each such party in accordance with their respective terms.

                  (ii) Except as set forth on Schedule 2(b)(ii) hereto, (a) there are no prepaid expenses, unbilled accounts receivable, unbilled services or similar items, (b) neither the Shareholder nor any individual acting at the direction of the Shareholder has deposited or otherwise disposed of any revenue collected by or on behalf of the Practice since the effective date of the BMA other than in accordance with the BMA, (c) neither the Shareholder nor any individual acting at the direction of the Shareholder has deposited or otherwise disposed of any revenue collected by or on behalf of the Practice since the effective date of the OCF BMA other than in accordance with the OCF BMA, and (d) all ledger entries and other information provided by or on behalf of the Practice or OCF to Vision 21 with respect to any revenue collected by or on behalf of the Practice or OCF since the effective date of the BMA (in the case of the Practice) or the OCF BMA (in the case of OCF), including receipts for Professional Eye Care Services (as defined in the BMA and the OCF BMA), have been complete and accurate in all respects.

                  (iii) Except as set forth on Schedule 2(b)(iii) hereto, none of the Practice, OCF or the Shareholder have incurred any commitments, obligations or liabilities on behalf of or in the name of the Practice or OCF since the effective date of the BMA or the OCF BMA.

                  (iv) The information provided by the Shareholder, OCF and the Practice with respect to the assumed liabilities to be set forth in the Assignment and Assumption Agreement to be delivered at Closing will be true and correct in all respects.

         (c) Representations and Warranties of TNG. TNG hereby represents and warrants that:

                  (i) TNG is duly authorized to execute, deliver and perform its obligations under this Agreement, the Note and any other agreement contemplated hereby to be executed and delivered by TNG, and to consummate the transactions contemplated hereby, and this Agreement, the Note and each other agreement contemplated hereby to be executed and delivered by TNG are the legal, valid and binding obligations of TNG, enforceable against it in accordance with their respective terms.

                           TNG, the Practice, OCF and the Shareholder
acknowledge that the approval of the transactions contemplated herein by Vision 21's Board of Directors and the banks which are a party to Vision 21's Credit Agreement, as amended, will be in reliance upon the representations and warranties of TNG, the Practice and the Shareholder set forth herein.


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         Section 3.        Confidentiality and Nondisparagement Covenants.

         (a) Confidentiality Covenant. Except as needed to facilitate this Agreement, no party hereto shall, directly or indirectly, use for any purpose, or disclose to any third party, any information of any other party hereto (whether written or oral), including any business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets, including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, a party hereto (the "Disclosing Party") may disclose any information that (i) is or becomes generally available to and known by the public or the ophthalmic, optometric or optical community (other than as a result of an unpermitted disclosure directly or indirectly by the Disclosing Party or his affiliates, advisors, or representatives); (ii) is or becomes available to the Disclosing Party on a nonconfidential basis from a source other than another party hereto or its affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the party to which the confidential information relates or his or its affiliates, advisors or representatives of which the Disclosing Party has knowledge; (iii) has already been or is hereafter independently acquired or developed by the Disclosing Party without violating any confidentiality agreement with or other obligation of secrecy to the party to which the confidential information relates or his or its affiliates, advisors or representatives; or (iv) the Disclosing Party is required by law to disclose. Without limiting the other possible remedies to the party to which the confidential information relates for the breach of this covenant, the parties hereto agree that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise.

         (b) Nondisparagement Covenant. Each of the parties hereto covenant and agree that they shall not at any time make or publish any negative, critical or disparaging comments or statements, whether written or oral, about any of the parties hereto, or their respective officers, directors or employees.

         Section 4.        Vision 21 Stock Options.

         (a) Shareholder Stock Options. Effective as of the Effective Date, except for those Stock Option Agreements relating to the Shareholder's services as an employee, director, consultant or advisor for Vision 21, if any, all Stock Option Agreements, if any, between Vision 21 and the Shareholder shall be deemed to be terminated except that any stock options which are fully vested as of the Effective Date may be exercised (subject to forfeiture upon any breach by the Shareholder of the restrictive covenants set forth in Sections 3 and 13 of this Agreement) within ninety (90) days after the Effective Date, in accordance with the terms of the applicable Stock Option Agreement.

         (b) Stock Options of Employees and Non-Shareholder Professionals. Effective as of the Effective Date, all Stock Option Agreements, if any, between Vision 21 and any Employees or any professional employees of the Practice other than the Shareholders shall be deemed to be terminated except that any stock options which are fully vested as of the Effective Date may be exercised within ninety days after the Effective Date, in accordance with the terms of the applicable Stock Option Agreement.


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         Section 5.        Indemnification.

         (a) Indemnification by Practice, OCF and Shareholder. The Practice, OCF and the Shareholder, jointly and severally, shall defend, indemnify and hold Vision 21 and TNG and their respective officers, directors, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by the Practice, OCF or the Shareholder of any of their obligations, agreements, representations or warranties herein.

         (b) Indemnification by Vision 21. Vision 21 shall defend, indemnify and hold the Shareholder, the Practice, OCF and TNG, and their respective officers, directors, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by Vision 21 of any of its obligations, agreements, representations or warranties herein.

         (c) Indemnification by TNG. TNG shall defend, indemnify and hold the Shareholder, the Practice, OCF and Vision 21, and their respective officers, directors, employees and agents harmless from and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon any claim arising out of any breach by TNG of any of its obligations, agreements, representations or warranties herein.

         Section 6.        Mutual Releases.  Effective upon the Closing:

         (a) The Shareholder and the Practice, and their respective successors and assigns do hereby release and forever discharge Vision 21 and its officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of the Closing, which the Shareholder or the Practice may have or claim to have, whether known to them or not, against Vision 21, except for the obligations under this Agreement, and the obligations arising under any managed care provider agreement between the Shareholder or the Practice and any Vision 21 affiliated entity. Except as specifically set forth in this Section 6, this release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

         (b) Vision 21 and its successors and assigns do hereby release and forever discharge each of the Shareholder and the Practice, and their respective officers, directors, shareholders, partners, agents, employees, affiliated entities, affiliated professionals, successors and assigns, of and from any and all claims, demands, liabilities, costs, expenses, actions and causes of action of whatsoever kind or nature, whether in law or equity, from the beginning of time to the date of the Closing, which Vision 21 may have or claim to have, whether known to them or not, against the Shareholder or the Practice, except for (i) those indemnification obligations on the part of the Practice and the Shareholder regarding malpractice claims which shall survive termination or assignment of the BMA, (ii) the obligations under this Agreement, (iii) the obligations arising under any managed care provider agreement between the Shareholder or the Practice and any Vision 21 affiliated entity, and


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(iv) the obligations of Theodore N. Gillette in his capacity as an officer or a member of the Board of Directors of Vision 21.

         This Section 6 shall be of no force or effect until Closing.

         Section 7. No Assignment of Claims; Advice of Counsel. Each party hereto warrants and represents that no part of any of the above asserted or assertable claims have been assigned or transferred, and that he or it has full, exclusive and unencumbered right, title and interest in and to them. Each party further warrants and represents that he or it has carefully read and fully understands this Agreement (and the release provisions contained herein) and has signed it voluntarily after being fully advised by his or its legal counsel.

         Section 8. No Prior Breach. By executing this Agreement, the parties hereto are not acknowledging a breach of any agreement between the parties and affirm that the parties have mutually agreed not to continue the previously established business relationships referred to herein, except as otherwise provided herein.

         Section 9. Remedies. The parties agree that a breach of this Agreement by any party shall result in immediate and irreparable harm to the other parties hereto. Accordingly, the parties agree that the non-defaulting parties may seek and obtain injunctive or other equitable relief as against the defaulting party hereunder, without posting bond or other security, in addition to any other remedies available at law or in equity.

         Section 10. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Florida without regard to such state's rules concerning conflicts of laws. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement is waived.

         Section 11. Entire Agreement; Counterparts. This Agreement reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by all of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 12. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto.

         Section 13. Confidentiality. Except as and to the extent required by law, including, without limitation, any disclosures required under federal and state securities and tax law, none of the parties hereto will, and each will direct its or his officers, directors, employees, agents and representatives not to, directly or indirectly, disclose or permit the disclosure of the terms of this Agreement without the prior written permission of the other parties hereto.

         Section 14. Attorneys' Fees. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees


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incurred, including, but not limited to, costs and fees incurred in any investigations, trials, bankruptcies and appeals.

         Section 15. Expenses; Documentary Taxes. Each of the parties shall be responsible for and will pay its own expenses incurred in connection with the negotiation of the transactions contemplated hereunder. TNG shall be responsible for and shall submit evidence of its payment of State of Florida documentary taxes relating to the Note at Closing.

         Section 16. DISCLAIMER OF WARRANTIES. The assets shall be transferred to TNG "as is, where is" with no warranties or representations other than title and ownership. Vision 21 disclaims all other warranties, express or implied, in connection with the assets, including but not limited to the implied warranties of merchantibility and fitness for a particular purpose.

         Section 17. Further Assurances. From and after the Closing, upon the reasonable request of any party, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary to effectuate the intent and purpose of this Agreement.

         Section 18. Full Access. After the Closing, TNG, the Practice, OCF and the Shareholder shall provide Vision 21 with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to the books of account and records of the Practice for the period from the date of the Original Practice Transaction Agreement and the Original OCF Transaction Agreement until the Effective Date, and Vision 21 and its representatives shall have the right to make copies of such books and records.

         Section 19. Cooperation. Each of the parties hereto will cooperate with the other in all respects, and each of the parties will execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. Such cooperation shall include, without limitation, assistance to Vision 21 by TNG, the Shareholder and the Practice as necessary in conjunction with any audits of Vision 21's financial statements, including the timely completion of information requests or other inquiries as required by Vision 21 or its auditors.

         Section 20. Defined Terms. All capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the BMA.

         Section 21. Acknowledgment. Vision 21, TNG, the Practice and the Shareholder each acknowledge their consent to the legal representation of Vision 21 by Shumaker, Loop & Kendrick, LLP in connection with this Agreement and the transactions contemplated hereby, and hereby waive any conflict of interest that may result from such representation. TNG, the Practice and the Shareholder each further acknowledge that they have retained their own independent legal counsel to represent them in connection with this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



VISION TWENTY-ONE, INC.                  OPTOMETRIC ASSOCIATES OF
                                         FLORIDA, P.A.

By:      /s/ Bruce Maller                By:  /s/ Theodore N. Gillette
   -----------------------------------      -----------------------------------
   Bruce Maller, Chairman of the Board      Theodore N. Gillette, its President



TNG MANAGEMENT, INC.                     OPTOMETRIC CONSULTANTS OF
                                         FLORIDA, P.A.

By:     /s/ Theodore N. Gillette         By:  /s/ Theodore N. Gillette
   -----------------------------------      -----------------------------------
   Theodore N. Gillette, President          Theodore N. Gillette, its President



                                              /s/ Theodore N. Gillette
                                            -----------------------------------
                                            Theodore N. Gillette, individually

                                 Schedule 1(a)
                                     Assets

1. All furniture, fixtures and equipment used in the operation of the Practice and located at each of the office premises listed on Schedule 1(b) (the "office premises");

2. All inventory of supplies used in the operation of the Practice or OCF and located at any of the Office Premises;

3.       All files, books and records used at the Office Premises;

4.       All telephone numbers used at the Office Premises;

5. All leaseholds and leasehold improvements for the leased real property and all leaseholds for the leased equipment located at the Office Premises; and

6.       All trade names used by the Practice.

                                 Schedule 1(b)

                                Office Locations

1.  #6946 - Clearwater                  810 Missouri Avenue, Clearwater, Fl  33756
2.  #6947 - Tampa (E. Fowler)           2001 E. Fowler Avenue, Tampa, Fl  33612
3.  #6948 - St. Pete (Tyrone)           2143 Tyrone Blvd., St. Petersburg, Fl  33710
4.  #6949 - Palm Harbor                 30715 U.S.19 N., Palm Harbor, Fl  34684
5.  #6951 - Sarasota                    891 Tamiami Trail, Sarasota, Fl  34236
6.  #6954 - St. Pete (4th St.)          3301 4th Street N., St. Petersburg, Fl  33704
7.  #6957 - Tampa (S. Dale Mabry)       700 S. Dale Mabry, Tampa, Fl  33609
8.  #6965 - Port Richey                 9644 Scenic Drive, Port Richey, Fl  34668
9.  #6978 - Seminole                    11212 Park Blvd., Seminole, Fl  33772
10. #6980 - Tampa (N. Dale Mabry)       14901 N.Dale Mabry, Tampa, Fl  33618
11. #9374 - Citrus Park                 8150 Citrus Park Town Center, Tampa, Fl  33625
12. #6972 - Fort Myers                  12320 S. Cleveland Avenue, Fort Myers, Fl  33907
13. #9370 - Port Charlotte              18500 Veterans Blvd. #4, Port Charlotte, Fl  33954

                                 Schedule 1(f)

                               Practice Employees


                            See list annexed hereto.

                               Schedule 2(b)(ii)

    Prepaid Expenses; Unbilled Accounts Receivable; Unbilled Services; etc.


                                      None

                               Schedule 2(b)(iii)

                  Commitments; Obligations; Liabilities; etc.


                                      None

                                   EXHIBIT A

                                PROMISSORY NOTE


                                  See attached